EXHIBIT 1

CHART REGARDING

EXECUTIVE OFFICERS AND DIRECTORS OF FILING PERSONS

INFOGRAMES ENTERTAINMENT S.A.

Name	Director (D) and/or Executive Officer (EO) of Infogrames (I) and/or CUSH (C)	Citizenship / Jurisdiction of Organization	Principal Occupation or Employment	Principal Employer	Address

Michel Combes	I (D)	France	Chairman and Chief Executive Officer of Télé Diffusion de France	Télé Diffusion de France	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Dominique D’Hinnin	I (D)	France	Chief Financial Officer of Lagardère Group	Lagardère Group	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

David Gardner	I (D) (EO)	United States and United Kingdom	Chief Executive Officer of Infogrames	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Didier Lamouche	I (D)	France	Chairman and Chief Executive Officer of Group Bull	Group Bull	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Gina Germano	I (D)	United States	Investment Fund Manager	BlueBay Asset Management plc	BlueBay Asset Management plc* Times Place, 45 Pall Mall, London SW1Y 5JG United Kingdom

BlueBay Asset Management plc represented by Jeffrey Lapin	I (D)	United Kingdom	Investment Fund Manager	Razorgator 11150 Santa Monica Blvd, Ste 500 Los Angeles, CA 90025 United States	BlueBay Asset Management plc* Times Place, 45 Pall Mall, London SW1Y 5JG United Kingdom

*  Infogrames understands that funds affiliated with BlueBay Asset Management plc (“BlueBay”) currently own approximately 28.7% of the outstanding shares of Infogrames. In addition, funds affiliated with BlueBay own certain convertible bonds issued by Infogames (the “Convertible Bonds”) which are convertible at the option of the holder into shares of Infogrames. Assuming conversion of the convertible bonds, funds affiliated with BlueBay would own approximately 58.6% of the outstanding shares of Infogrames, based on the current capitalization of Infogrames, and funds affiliated with BlueBay may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by the Filing Persons. Separately, based solely on the information included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 (the “Company Form 10-Q”), funds affiliated with BlueBay are the lenders under a Senior Secured Credit Facility under which the Company is the borrower (the “Company Credit Facility”). As noted in the Company Form 10-Q, the Company Credit Facility is secured by liens on substantially all of the Company’s present and future assets, including accounts receivable, inventory, general intangibles, fixtures and equipment, but excluding the stock of the Company’s subsidiaries and certain assets located outside of the United States. The Company Form 10-Q indicates that BlueBay High Yield Investments (Luxembourg) S.A.R.L. (“BlueBay HY”), an affiliated fund of BlueBay, serves as the administrative agent for the Company Credit Facility. As reported in the Company Form 10-Q, as of December 31, 2007 and through February 12, 2008, the Company is in violation of its weekly cash flow covenants and BlueBay HY has not waived this violation. The Company has disclosed in the Company Form 10-Q that BlueBay HY and the Company entered into a forbearance agreement (the "Forbearance Agreement") pursuant to which BlueBay HY has agreed not to exercise its rights under the Company Credit Facility until the earlier of (i) March 3, 2008, (ii) additional covenant defaults except for the ones existing as of the date of filing of the Company Form 10-Q or (iii) if any action transpires which is viewed to be adverse to the position of the lenders under the Company Credit Facility.

Name	Director (D) and/or Executive Officer (EO) of Infogrames (I) and/or CUSH (C)	Citizenship / Jurisdiction of Organization	Principal Occupation or Employment	Principal Employer	Address

BlueBay High Yield Investments (Luxembourg) S.A.R.L. represented by Eli Muraidekh	I (D)	United Kingdom	Investment Fund Manager	BlueBay Asset Management plc	Blue Bay High Yield Investments (Luxembourg) S.A.R.L.* Times Place, 45 Pall Mall, London SW1Y 5JG United Kingdom

Benoit Regnault de Maulmin	I (D)	Belgium	Consulting	N/A	11 Avenue de l’Orée 1000 Bruxelles, Belgium

Mathias Hautefort	I (EO)	France	Chief Operating Officer of Infogrames, Executive Vice President for Global Distribution	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Phil Harrison	(D) (EO) (I)	United Kingdom	President	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Jean-Michel Perbet	(EO) (I)	France	Deputy Chief Operating Officer, President of Atari Europe	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Yves Hannebelle	(EO) (I)	France	Chief Financial Officer of Infogrames	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Pierre Lansonneur	(EO) (I)	France	General Advisor and EVP special projects	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

CALIFORNIA U.S. HOLDINGS, INC.

Name	Director (D) and/or Executive Officer (EO) of Infogrames (I) and/or CUSH (C)	Citizenship / Jurisdiction of Organization	Principal Occupation or Employment	Principal Employer	Address

David Gardner	C (D) (EO)	United States and United Kingdom	Chief Executive Officer and Chairman	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France
Mathias Hautefort	C (D) (EO)	France	President	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Name	Director (D) and/or Executive Officer (EO) of Infogrames (I) and/or CUSH (C)	Citizenship / Jurisdiction of Organization	Principal Occupation or Employment	Principal Employer	Address

Yves Hannebelle	C (D)	France	Director	Infogrames Entertainment S.A.	c/o Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France